EXHIBIT INDEX

                                                     Sequentially
  Exhibit No.                Exhibit                 Number Page

    4(i)    Articles of Incorporation as in effect May 4,
            1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by reference).

    4(ii)   Bylaws of Dominion Resources, Inc. as in effect
            September 21, 1994 (Exhibit 3(ii), Form 10-K for the fiscal year ended December 31, 1994, File No. 1-8489, incorporated by reference).

    5 Opinion of James F. Stutts, Esq., Vice President and General Counsel of Dominion Resources, Inc.
            (filed herewith).

    23(i)   Consent of Deloitte & Touche LLP (filed herewith).

    23(ii) Consent of James F. Stutts, Esq., Vice President and General Counsel of Dominion Resources, Inc.
            (contained in Exhibit 5).

    99      Dominion Resources, Inc. Directors' Stock
            Compensation Plan (filed herewith).